UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 20, 2015
 (Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

Logitech International S.A. Apples, Switzerland c/o Logitech Inc. 7700 Gateway Boulevard Newark, California 94560 (Address of principal executive offices and zip code)

(510) 795-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

The purpose of this Current Report on Form 8-K/A is to amend Item 2.05 of the Current Report on Form 8-K of Logitech International S.A. (“Logitech” or the “Company”), filed on April 23, 2015, which described a restructuring, including exiting the OEM business, reorganizing Lifesize to sharpen its focus on its cloud-based offering, and streamlining the Company’s overall cost structure through product, overhead and infrastructure cost reductions and a targeted resource realignment. The restructuring is part of Logitech’s efforts to transform the company into a simpler, faster, growing company, focused on its Retail Strategic (including Profit Maximization and Growth categories) business. Logitech expects to use the savings from the restructuring to offset currency headwinds and to invest in future growth.

The Company continues to expect that it will recognize total pre-tax charges in connection with the restructuring of approximately $15 million to $20 million during the current fiscal year. During the first quarter of fiscal year 2016, the Company recorded a charge of approximately $13 million, of which cash payments of approximately $4.8 million were made during the quarter. Of the total charges, the Company anticipates that approximately $13.3 million to $18.3 million would be for one-time cash severance and other personnel costs, approximately $0.6 million would be for cash lease exit payments and approximately $1.1 million would be for other cash costs related to the restructuring.

The foregoing contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the timing and elements of the restructuring, the scope and estimated amount of the charges of the restructuring, the timing and form of related charges, exiting the OEM business, reorganizing Lifesize, Logitech’s strategic focus and ability to transform its business, the expected use of savings from the restructuring, Logitech's ability to offset currency exchange rate fluctuations, and investment in growth. Statements regarding future events are based on Logitech’s current expectations and are subject to associated risks and uncertainties related to the completion of the restructuring in the manner anticipated by Logitech. These forward-looking statements may differ materially from actual future events or results due to a variety of factors, including: Logitech’s ability to implement the workforce reductions in various geographies; possible changes in the size, timing and components of the restructuring or the expected costs and charges associated with the restructuring; the manner in and timing by which the Company exits the OEM business; uncertainty regarding the future of currency exchange rates; and risks associated with Logitech’s ability to achieve planned expense reductions and improved performance. Please see the “Risk Factors” section of Logitech’s filings with the Securities and Exchange Commission, including its most recent quarterly and annual reports on Forms 10-Q and 10-K, for other factors that could cause Logitech’s results to vary from expectations.  Logitech undertakes no obligation to revise or update publicly any forward-looking statements.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

July 24, 2015	/s/ Bracken P. Darrell

Bracken P. Darrell
President and Chief Executive Officer

July 24, 2015	/s/ Vincent Pilette

Vincent Pilette
Chief Financial Officer

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